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                                October 29, 1999



Lana V. Burkhardt
President
Governor Funds
3435 Stelzer Road
Columbus, OH 43219

Re:      Governor Funds

Dear Ms. Burkhardt:

         By our execution of this letter agreement (the "Agreement"), intending to be legally bound hereby, Martindale Andres & Company, Inc. and Governors Group Advisors, Inc. (the "Advisors") agree that in order to improve the performance of Governor Funds which is comprised of the Prime Money Market, U.S. Treasury Obligations Money Market, Established Growth, Aggressive Growth, Emerging Growth, International Equity, Intermediate Term Income, Limited Duration Government Securities, Pennsylvania Municipal Bond, Lifestyle Conservative Growth, Lifestyle Moderate Growth and Lifestyle Growth Funds (each a "Fund" and collectively, the "Funds"), the Advisors shall, from October 29, 1999 through October 31, 2000, waive all or a portion of their investment advisory fees in the amount necessary so that after fee waivers the maximum advisory fee shall not exceed .20% for the Prime Money Market Fund, .20% for the U.S. Treasury Obligations Money Market Fund, .60% for the Established Growth Fund, .70% for the Aggressive Growth Fund, .50% for the Emerging Growth Fund,
 .40% for the International Equity Fund, .30% for the Intermediate Term Income Fund, .30% for the Limited Duration Government Securities Fund, .30% for the Pennsylvania Municipal Bond Fund, .15% for the Lifestyle Conservative Growth Fund, .15% for the Lifestyle Moderate Growth Fund, and .15% for the Lifestyle Growth Fund.

         The Advisors acknowledge that they shall not be entitled to collect on or make a claim for waived fees at any time in the future.

                                       MARTINDALE ANDRES & COMPANY, INC.


                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------

                                       GOVERNORS GROUP ADVISORS, INC.

                                       By:
                                          ---------------------------------

                                       Title:
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Your signature below acknowledges
acceptance of this Agreement:


By:
   ------------------------------
   Lana V. Burkhardt
   President
   Governor Funds